SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2003

Commission File Number 0-19640

VERTEL CORPORATION

(Exact name of Registrant as specified in its charter)

California	0-19640	95-3948704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21300 Victory Boulevard, Suite 700, Woodland Hills, California 91367

(Address of principal executive offices) (zip code)

(818) 227-1400

(Registrant’s telephone number, including area code)

Item 5. Disclosure

On June 16, 2003, Vertel Corporation (“Registrant”) announced the appointment of Michael A. Sternberg as the interim Chief Executive Officer of the Registrant. Mr. Sternberg has been a director of the Registrant since August 2002. This action followed the resignation of Marc Maassen as CEO and director on June 15, 2003.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	EXHIBITS. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERTEL CORPORATION

(Registrant)

Dated: June 17, 2003	By:	/s/ T. JAMES RANNEY
T. James Ranney Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)

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